Exhibit 99.4

Amesite Inc. and Lola One Acquisition Corporation

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

March 31, 2018

We were incorporated as Lola One Acquisition Corporation in the State of Delaware on April 6, 2017. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended).

On April 27, 2018, our wholly-owned subsidiary, Lola One Acquisition Sub, Inc., a corporation formed in the State of Delaware on March 26, 2018, or the Acquisition Sub, merged with and into Amesite Inc., a Delaware corporation referred to herein as Amesite OpCo. Pursuant to this transaction, or the Merger, Amesite OpCo was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding capital stock of Amesite OpCo was converted into shares of our common stock. The issuance of shares of our common stock, or options to purchase our common stock, to holders of Amesite OpCo’s capital stock and options converted into Amesite OpCo capital stock or options, as applicable, are collectively referred to as the Share Conversion.

Upon effectiveness of the Certificate of Merger on April 27, 2018, Amesite OpCo changed its name to Amesite Operating Company and we adopted Amesite OpCo’s former company name, Amesite Inc., as our company name by filing a Certificate of Amendment to our Certificate of Incorporation on April 30, 2018.

On April 26, 2018, our board of directors and our pre-Merger (as defined below) stockholders approved an amended and restated certificate of incorporation, which, among other things, will increase our authorized capital stock from 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, to 100,000,000 shares of common stock, par value $0.0001 per share. Our amended and restated certificate of incorporation will be effective upon its filing with the Secretary of State of the State of Delaware on the date that is 20 days after the mailing of a definitive Schedule 14C information statement to our pre-Merger stockholders. On April 26, 2018, our board of directors adopted the amended and restated bylaws.

As a result of the Merger, we acquired the operations of Amesite OpCo and will continue the existing operations of Amesite OpCo as a company subject to the Exchange Act periodic reporting requirements under the name Amesite, Inc.

On April 27, 2018, we closed a private placement offering, or the Offering, of 2,126,652 shares of our common stock, at a purchase price of $1.50 per share. Concurrent with the closing of the Offering, Amesite OpCo investors purchased 895,834 shares of our common stock at a price of $1.20 per share for aggregate gross proceeds of approximately $1,075,000, or the Insider Investment.

In accordance with “reverse recapitalization” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Amesite OpCo prior to the Merger, in all future filings with the SEC.

Immediately after giving effect to the Merger, the Share Conversion and the closing of the Offering and the Insider Investment, there were 11,955,819 shares of our common stock issued and outstanding as of the Closing Date, as follows:

●	the stockholders of Amesite OpCo prior to the Merger hold 5,833,333 shares of our common stock, excluding shares purchased by them in the Offering and after adjustments due to rounding for fractional shares;

●	investors in the closing of the Offering and the Insider Investment hold an aggregate of 3,022,486 shares of our common stock, excluding shares held by stockholders of Amesite OpCo prior to the Merger; and

●	the remaining 3,100,000 shares are held by persons who purchased or received such shares for services rendered from pre-Merger Lola One Acquisition Corporation.

In addition, there are:

●	400,000 shares of common stock issuable upon the exercise of a Pre-Funded Common Stock Purchase Warrant;

●	equity awards to purchase an aggregate of 1,288,195 shares of our common stock that were subject to equity awards originally granted under Amesite OpCo’s 2017 Equity Incentive Plan, or the 2017 Plan, to former Amesite OpCo option holders and assumed by us in connection with the Merger; and

●	2,529,000 shares of our common stock, less the number of shares subject to issued and outstanding awards under the 2017 Plan that were assumed in the Merger, reserved for issuance under our 2018 Equity Incentive Plan as future incentive awards to executive officers, employees, consultants and directors.

The Merger is being accounted for as a reverse recapitalization. Amesite OpCo is the acquirer for financial reporting purposes, and Lola One Acquisition Corporation is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combination. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Lola One Acquisition Corporation and will be recorded at the historical cost basis of Lola One Acquisition Corporation, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of Amesite OpCo up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger.

The following unaudited pro forma combined financial statements give effect to both the merger between Lola One Acquisition Corporation and Amesite OpCo and the Offering and the Insider Investment.

Certain fees associated with the acquisition and the Offering that were incurred by Amesite OpCo and Lola One Acquisition Corporation, such as fees for legal and financial services, are not reflected in these unaudited pro forma combined financial statements. The unaudited pro forma combined statements of operations eliminate any non-recurring charges directly related to the Merger that the combined entities incur upon completion of the Merger.

The unaudited pro forma combined balance sheets as of March 31, 2018 gives effect to the Merger and the closing of the Offering and the Insider Investment as if they had been consummated on March 31, 2018 and includes adjustments that give effect to events that are directly attributable to the transactions and that are factually supportable. The unaudited pro forma combined statement of operations for the periods ended March 31, 2018 gives effect to the transactions as if they had been consummated on November 14, 2017 and include adjustments that give effect to events that are directly attributable to the transactions, are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented below.

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations and comprehensive loss or financial position would actually have been had the transactions occurred on the dates described above or to project the combined company’s results of operations and comprehensive loss or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) Amesite OpCo’s unaudited balance sheet as of March 31, 2018 and the related statement of operations, statement of stockholders’ (deficit) equity and statement of cash flows for the period from inception (November 14, 2017) through March 31, 2018 and the accompanying notes, (2) Lola One Acquisition Corporation’s unaudited interim balance sheet as of March 31, 2018 and the related statements of operations, statements of cash flows, and statements of stockholders’(deficit) equity for the period from inception (April 6, 2017) through March 31, 2018 and the accompanying notes.

Amesite OpCo and Lola One Acquisition Corporation

Unaudited Pro Forma Combined Balance Sheets

as of March 31, 2018

	Amesite Inc.	Lola One Acquisition Corporation		Pro Forma Adjustments- Merger		Pro Forma Adjustments- Private placement	Pro Forma Combined

ASSETS
Cash	$19,336	$3,375	B	$150,000	D	$2,666,980
			C	$(274,998)
					E	$1,075,000	$3,639,693
Prepaid expense	13,000	-		-		-	13,000
Property and Equipment- net	12,168	-		-		-	12,168
Deferred offering costs	215,256				D	(215,256.00)	0
Security Deposit	5,000	-		-		-	5,000

Total assets	$264,760	$3,375		$(124,998)		$3,526,724	$3,669,861

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Accounts payable	$-	$3,365		$-		$-	$3,365
Accrued expenses	298,589	-		-	D	(215,256.00)	83,333
Notes payable - stockholders	91,856	33,142	B	150,000		-
			C	(274,998)		-	-

Total liabilities	390,445	36,507		(124,998)		(215,256)	86,698

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, par value $.0001	$400	$310		$-	D	$213
					E	90
					F	184	$1,196

Additional paid in papital	18,640	74,690	A	(108,132)	D	2,666,767
					E	1,074,910
					F	(184)
					D		3,726,692

Accumulated deficit	(144,725)	(108,132)	A	108,132			(144,725)

Total stockholders' (deficit) equity	$(125,685)	$(33,132)		$-		$3,741,980	$3,583,163

Total liabilities and stockholders' (deficit) equity	$264,760	$3,375		$(124,998)		$3,526,724	$3,669,861

Amesite OpCo and Lola One Acquisition Corporation

Unaudited Pro Forma Combined Statements of Operations

For the periods ended March 31, 2018

	Amesite Inc. For the period November 14, 2017 through March 31, 2018	Lola One Acquisition Company For the period April 6, 2017 through March 31, 2018		Pro Forma Adjustments- Merger		Pro Forma Adjustments- Private placement	Pro Forma Combined

Revenue
Total revenue	$-	$-		$-		$-	$-

Operating expenses
General and administrative expense	144,725	106,602					251,327
Total operating expenses	144,725	106,602		-		-	251,327

Operating loss	(144,725)	(106,602)		-		-	(251,327)

Other income (expense)
Interest expense	-	(1,530)		-		-	(1,530)
Other income (expense), net	-	-		-		-	-
Total other income (loss), net	-	(1,530)		-		-	(1,530)

Net loss	$(144,725)	$(108,132)		$-		$-	$(249,797)

Basic loss per common share	$(0.04)	$(0.03)		$-		$-	$(0.02)

Basic and diluted weighted-average common shares outstanding	4,000,000	3,100,000	F	1,833,333	D, E	3,022,486	11,955,819

Pro Forma Adjustments

A	To eliminate the accumulated deficit of Lola One Acquisition Corporation.

B	To record the $150,000 of advances by shareholders after March 31, 2018 and before the date of the merger.

C	To pay-off the notes payable at the time of closing in conformity with the terms and conditions of the notes payable.

D	Proceeds of $2,666,980 from the private placement that closed April 27, 2018, net of transaction costs of $522,998. There are additional legal & professional fees that were incurred as a result of this transaction, totaling approximately $76,000.

E	Concurrent with the closing of the Offering, Amesite OpCo investors purchased 895,834 shares of our common stock at a price of $1.20 per share for aggregate gross proceeds of approximately $1,075,000, or the Insider Investment.

F	To reflect the conversion of Amesite OpCo Class B common stock, common shares held by persons who purchased or received such shares for services rendered from pre-Merger Lola One Acquisition Corporation; par value $0.0001, into 5,833,333 shares of Lola One Acquisition Corporation common stock.

The result is an aggregate of 11,955,819 shares of common stock, par value $0.0001, of the combined company in connection with the Merger.

5